STATE OF GEORGIA

COUNTY OF FULTON

      POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that I, ALON GOREN, an Officer of Radiant Systems, Inc., a Georgia

 corporation, do constitute and appoint KAREN MINSTER and JAMIE GRAVES my true and lawful attorneys-in-fact,

 with full power of substitution, to act individually or jointly, for me in any and all capacities, to sign,

 pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 4 or Form 5, respecting the securities of Radiant Systems, Inc., and to file the same with the

 Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

 The authority of my attorney-in-fact shall be effective until I expressly revoke it in writing and file same with the Securities and Exchange Commission.

 I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16, and that neither Radiant Systems,

 Inc. nor my attorney-in-fact, has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

 IN WITNESS WHEREOF, I have hereunto set my hand and seal this 10th day of December, 2008.

       /s/ Alon Goren
       Name:  ALON GOREN

      ACKNOWLEDGMENT

 BEFORE me this 10th day of December, 2008, came Alon Goren, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

       /s/ Erin Daugherty
       NOTARY PUBLIC

       State of Georgia

       My Commission Expires:

       August 24, 2009